Exhibit 99.1

INTRICON REPORTS SECOND QUARTER 2019 RESULTS

ARDEN HILLS, Minn. — August 6, 2019 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of miniature and micro-miniature body-worn devices, today announced financial results for its second quarter ended June 30, 2019.

Recent Highlights:

●	Quarterly revenue of $29.3 million
o	Revenue from largest medical customer grew 3.7% year-over-year
●	Gross margin of 28%
●	Net loss per diluted share of $0.57 versus net income of $0.25 per diluted share in the 2018 second quarter
●	Signed four-year Supply Agreement with largest Medical customer
●	Repositioned hearing aid sales in the UK through new distribution agreement with Puretone Ltd. and sold accessory business assets of its UK Limited subsidiary

“Over the past several quarters, we have taken important steps towards best positioning our business for the growth opportunities we see emerging in Medical Biotelemetry and Hearing Health, including bolstering our leadership team, expanding our manufacturing facilities, and realigning certain areas of our hearing health business. Our recent restructuring efforts will have a substantial effect on our bottom line, while at the same time allowing us to focus resources on new growth opportunities,” said Mark Gorder, president and chief executive officer of IntriCon. “We remain confident in our ability to achieve our long-term goals and secure our position as the partner of choice in micro-miniature device production.”

Second Quarter 2019 Financial Results

For the 2019 second quarter, the company reported net revenue of $29.3 million versus $29.4 million in the comparable prior-year period. Revenue excludes contributions from the discontinued operations of its UK Limited subsidiary.

Revenue in IntriCon’s Medical business in the second quarter of 2019 was $20.9 million, an increase from $20.2 million in the comparable prior-year period. Growth was driven primarily by sales to diabetes and medical coil customers.

Hearing Health revenue was $6.7 million in the second quarter of 2019 compared to $7.7 million in the prior-year second quarter. The revenue decline during the quarter was largely attributed to order delays associated with restructuring activity within a large insurance customer’s hearing health business that are expected to continue through the remainder of 2019.

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Gross margin in the second quarter of 2019 was 28%, down from 33% in the prior-year second quarter. Gross margins were constrained by ongoing validation and qualification expense and excess capacity related to the recent manufacturing expansion to meet the anticipated higher volume requirements of our existing and future customers.

Operating expenses for the second quarter were $11.6 million, compared to $6.7 million in the comparable prior-year period. The increase stemmed from the $3.8 million write-off of Hearing Help Express goodwill and intangible assets, higher non-cash stock compensation expense, increased advertising investments in our Direct-to-End-Consumer business and support costs related to key new business development initiatives.

The company posted a net loss of approximately $5.0 million or $0.57 per diluted share in the second quarter of 2019, versus net income of approximately $2.0 million or $0.25 per diluted share, for the 2018 second quarter. The company reported a second-quarter net loss from continuing operations of $3.5 million, or $0.40 per diluted share, which includes the Hearing Help Express goodwill and intangible asset write-off of approximately $3.8 million, or $0.43 per diluted share.

2019 Guidance

As previously announced, IntriCon revised its guidance for the full year 2019. The company anticipates revenue in the range of $115 million to $117.5 million and gross margins in the range of 27% to 28.5% for the full year 2019.

Conference Call

IntriCon’s management team will hold a conference call today, Tuesday, August 6, 2019, beginning at 4:00 p.m. CT / 5:00 p.m. ET. Investors interested in listening to the conference call may do so by dialing (866) 795-7248 for domestic callers or (470) 495-9160 for international callers, using conference ID: 5294699. A live and archived webcast will be available on the “Investors” sections of the company’s website at: www.IntriCon.com.

Forward-Looking Statements
Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology, including estimates of future results, are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors are detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2018. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

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About IntriCon Corporation
Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn devices. These advanced products help medical, healthcare and professional communications companies meet the rising demand for smaller, more intelligent and better-connected devices. IntriCon has facilities in the United States, Asia, and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Global Market. For more information about IntriCon, visit www.intricon.com.

Investor Contact
Leigh Salvo
(415) 937-5404
investorrelations@intricon.com

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INTRICON CORPORATION

MARKET REVENUE

(Unaudited)

	SECOND QUARTER			YEAR TO DATE
($ in 000’s)	2019	2018	Change	2019	2018	Change

Medical	$20,892	$20,198	3.4%	$41,685	$36,131	15.4%
Diabetes	17,950	17,307	3.7%	35,114	30,869	13.8%
Other Medical	2,942	2,891	1.8%	6,571	5,262	24.9%

Hearing Health	6,675	7,730	-13.6%	13,685	14,546	-5.9%
Value Based Direct-to-End-Consumer	1,736	2,052	-15.4%	3,366	3,837	-12.3%
Value Based Indirect-to-End-Consumer	2,399	2,634	-8.9%	4,976	4,608	8.0%
Legacy OEM	2,540	3,044	-16.6%	5,343	6,101	-12.4%

Professional Audio Communications	1,769	1,520	16.4%	3,536	3,349	5.6%

Total	$29,336	$29,448	-0.4%	$58,906	$54,026	9.0%

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INTRICON CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue, net	$29,336	$29,448	$58,906	$54,026
Cost of goods sold	21,121	19,727	42,133	36,202
Gross profit	8,215	9,721	16,773	17,824

Operating expenses:
Sales and marketing	3,072	2,637	6,461	5,240
General and administrative	3,650	2,751	6,836	5,502
Research and development	1,097	1,316	2,062	2,475
Impairment loss	3,765	—	3,765	—
Total operating expenses	11,584	6,704	19,124	13,217
Operating income (loss)	(3,369)	3,017	(2,351)	4,606

Interest income (expense), net	248	(211)	463	(405)
Other expense, net	(272)	(196)	(406)	(401)
Income (loss) from continuing operations before income taxes and discontinued operations	(3,393)	2,610	(2,294)	3,800
Income tax expense	116	269	247	455
Income (loss) from continuing operations before discontinued operations	(3,509)	2,341	(2,541)	3,345
Loss on disposal of discontinued operations	(1,116)	—	(1,116)	—
Loss from discontinued operations, net of income taxes	(405)	(333)	(597)	(570)
Net income (loss)	$(5,030)	$2,008	$(4,254)	$2,775

Basic income (loss) per share attributable to IntriCon shareholders:
Continuing operations	$(0.40)	$0.34	$(0.29)	$0.48
Discontinued operations	(0.17)	(0.05)	(0.20)	(0.08)
Net income (loss) per share:	$(0.57)	$0.29	$(0.49)	$0.40

Diluted income (loss) per share attributable to IntriCon shareholders:
Continuing operations	$(0.40)	$0.29	$(0.29)	$0.42
Discontinued operations	(0.17)	(0.04)	(0.20)	(0.07)
Net income (loss) per share:	$(0.57)	$0.25	$(0.49)	$0.35

Average shares outstanding:
Basic	8,743	6,991	8,724	6,930
Diluted	8,743	8,118	8,724	8,021

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INTRICON CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEET

(In Thousands, Except Per Share Amounts)

	June 30,	December 31,
	2019	2018
	(Unaudited)	(Unaudited)
Current assets:
Cash, cash equivalents and restricted cash	$9,801	$8,047
Short-term investments	19,688	38,093
Accounts receivable, less allowance for doubtful accounts of $308 at June 30, 2019 and $807 at December 31, 2018	9,746	11,266
Inventories	18,251	18,163
Contract assets	7,116	5,624
Other current assets	1,216	2,146
Current assets of discontinued operations	648	1,205
Total current assets	66,466	84,544

Machinery and equipment	39,155	36,725
Less: Accumulated depreciation	26,276	25,303
Net machinery and equipment	12,879	11,422

Goodwill	9,551	10,808
Intangible assets, net	—	2,585
Operating lease right of use asset	4,396	—
Investment in partnerships	1,445	2,091
Long-term investments	15,357	—
Other assets, net	6,234	3,427
Noncurrent assets of discontinued operations	—	371
Total assets	$116,328	$115,248

Current liabilities:
Current financing leases	$102	$—
Current operating leases	1,620	—
Accounts payable	12,000	12,871
Accrued salaries, wages and commissions	3,456	4,409
Other accrued liabilities	4,260	4,031
Liabilities of discontinued operations	606	336
Total current liabilities	22,044	21,647

Noncurrent financing leases	69	—
Noncurrent operating leases	2,971	—
Other postretirement benefit obligations	355	377
Accrued pension liabilities	737	706
Other long-term liabilities	1,224	544
Total liabilities	27,400	23,274
Commitments and contingencies
Shareholders’ equity:
Common stock, $1.00 par value per share; 20,000 shares authorized; 8,754 and 8,664 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	8,754	8,664
Additional paid-in capital	85,729	84,999
Accumulated deficit	(4,764)	(509)
Accumulated other comprehensive loss	(538)	(927)
Total shareholders’ equity	89,181	92,227
Non-controlling interest	(253)	(253)
Total equity	88,928	91,974
Total liabilities and equity	$116,328	$115,248

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